                            ARTICLES OF INCORPORATION

                                       OF

                              ELECTRODYNAMICS, INC.



KNOW ALL MEN BY THESE PRESENTS:

         That the undersigned hereby adopt the following Articles of Incorporation pursuant to the laws of the State of Arizona:

                                    ARTICLE I

                                      NAME

         The name of the corporation shall be ELECTRODYNAMICS, INC.

                                   ARTICLE II

                             KNOWN PLACE OF BUSINESS

         The known place of business of the corporation, shall be:

                           3500 North Greenfield Road
                              Mesa, Arizona, 85201

but other offices and places for conducting business within the State of Arizona may be established from time to time by the Board of Directors.

                                   ARTICLE III

                     PURPOSES, POWERS, AND INITIAL BUSINESS

         The objects and purposes for which the corporation is organized, and the general nature of the business which it intends to transact, are as follows:

     (a) To manufacture and sell products for aerospace, military and industrial applications, including, but not limited to video mappers, counting accelerometers, elapsed time indicators, precision timing motors, electronic timers, electronic switches, electromagnetic fault indicators, potentiometers, and other electronic devices.

     (b) To engage in any lawful business permitted to a private corporation under the laws of the State of Arizona, and to do all of the corporate powers enumerated in the Arizona Business Corporation Act;

     (c) To do all things necessary or convenient for the accomplishment or furtherance of any of the purposes stated herein, and to do all things necessary or convenient for the protection and the benefit of the corporation.

                                   ARTICLE IV

                               AUTHORIZED CAPITAL

         The authorized capital of the corporation shall be One Thousand Dollars ($1,000.00), consisting of 1,000 shares of Common Stock, one dollar ($1.00) par value.

                                    ARTICLE V

                               BOARD OF DIRECTORS

         The business and affairs of the corporation shall be managed and conducted by a Board of Directors consisting of such number of persons as shall be fixed by the By-Laws. The initial Board of Directors shall consist of five
(5) directors. The persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected are:

                              B. Paul Barnes
                              3500 North Greenfield Road
                              Mesa, Arizona 85205

                              Thomas A. Dickey
                              3500 North Greenfield Road
                              Mesa, Arizona 85205

                              Gerard G. Ellis
                              3500 North Greenfield Road
                              Mesa, Arizona 85205

                              William H. Mallender
                              3500 North Greenfield Road
                              Mesa, Arizona 85205

                              Ralph A. Rockow
                              3500 North Greenfield Road
                              Mesa, Arizona 85205

                                   ARTICLE VI

                                  INCORPORATORS

         The incorporators of the corporation are:

                              Mark S. Dickerson
                              3500 North Greenfield Road
                              Mesa, Arizona 85205

                              Laura Gallup
                              3500 North Greenfield Road
                              Mesa, Arizona 85205

                                   ARTICLE VII

                                 STATUTORY AGENT

         The initial statutory agent of the corporation, who may be replaced at any time by the Board of Directors is:

                              Mark S. Dickerson
                              3500 North Greenfield Road
                              Mesa, Arizona 85205

         IN WITNESS WHEREOF, we, the undersigned, have hereunto set our hands this 10th day of September, 1981.



                                         /s/ Mark S. Dickerson
                                         ---------------------------------------
                                         Mark S. Dickerson


                                         /s/ Laura Gallup
                                         ---------------------------------------
                                         Laura Gallup



STATE. OF ARIZONA    )
                     )    ss.
COUNTY OF MARICOPA   )


         On this, the 10th day of September, 1981, before me, the undersigned Notary Public, personally appeared Mark S. Dickerson and Laura Gallup, known to me (or satisfactory proven) to be the persons whose names are subscribed to the within instrument, and acknowledged that they executed the same for the purposes therein contained.

         IN WITNESS WHEREOF, I hereunto set my hand and official seal.



                                         /s/ Leona Shiever
                                         ---------------------------------------
                                         Notary Public



My Commission Expires:

August 15, 1984
---------------------------

                STATEMENT OF CHANGE OF ADDRESS OF STATUTORY AGENT
                         AND OF KNOWN PLACE OF BUSINESS

                                       BY

                                 STATUTORY AGENT


         Pursuant to the provisions of Section 10-013 of the Arizona General Corporation Law, the undersigned statutory agent, submits the following statement for the purpose of changing the known place of business of Electrodynamics, Inc. for which it is the statutory agent in the State of
Arizona:

         FIRST: The corporation for which it is the statutory agent is ELECTRODYNAMICS, INC.

         SECOND: The address of the present known place of business of the corporation is 3500 North Greenfield Road, Mesa, Arizona, 85201.

         THIRD: The address to which the known place of business is to be changed is 2702 North 44th Street, Phoenix, Arizona, 85008.

         FOURTH: The name and present address of the statutory agent of the corporation is Mark S. Dickerson, c/o Talley Industries, Inc., 3500 North Greenfield Road, Mesa, Arizona, 85201.

         FIFTH: Notice of this change has been mailed to the corporation.

         DATED: July 14, 1983.



                                             /s/ Mark S. Dickerson
                                             -----------------------------------
                                             Mark S. Dickerson
                                             Statutory Agent

                               ARTICLES OF MERGER
                                       OF
                                 MINELCO, INC.,
                            (a Delaware corporation)

                                      INTO

                              ELECTRODYNAMICS, INC.
                            (an Arizona corporation)


     Pursuant to Section 10-074 of Arizona Revised Statutes, Minelco, Inc., a Delaware corporation ("Minelco") and Electrodynamics, Inc. ("Electrodynamics), an Arizona corporation, each hereby certifies to the following information relating to the merger of Minelco with and into Electrodynamics, Inc.

     1. The name of the surviving corporation is Electrodynamics, Inc., an Arizona corporation. The name of the merging corporation is Minelco, Inc., a Delaware corporation.

     2. The Agreement and Plan of Merger is set forth as Exhibit A attached hereto and incorporated herein by this reference.

     3. The number of outstanding shares of Minelco is 1,000 shares of common stock with a par value of $1 per share, and the number of outstanding shares of Electrodynamics is 1,000 shares of common stock with a par value of $1 per share.

     4. All issued and outstanding shares of Minelco were voted in favor of the Agreement and Plan of Merger.

     5. The Agreement and Plan of Merger was approved by the board of directors of the surviving corporation, Electrodynamics, Inc. and no vote of the shareholders of such surviving corporation was required because of the applicability of Section 10-073(C) of the Arizona Revised Statutes.

     IN WITNESS WHEREOF, the Articles of Merger has been executed this 15th day of October, 1993.

                                        ELECTRODYNAMICS, INC.,
                                        an Arizona corporation


                                        By:/s/ John W. Kravcik
                                           ------------------------
                                           Its:  President


                                        By:/s/ Mark S. Dickerson
                                           ------------------------
                                           Its:  Secretary

                                             MINELCO, INC.,
                                             a Delaware corporation


                                        By:/s/ John W. Kravcik
                                           ------------------------
                                           Its:  President


                                        By:/s/ Mark S. Dickerson
                                           ------------------------
                                           Its:  Secretary

STATE OF ARIZONA           )
                           )  ss.
COUNTY OF MARICOPA         )

         On this, the 16th day of October, 1993, before me, the undersigned Notary Public, personally appeared Mark S. Dickerson, know to me (or satisfactory proven) to be the person whose name is subscribed to the within instrument, and acknowledged that he executed the same of for the purposes therein contained.

         IN WITNESS WHEREOF, I hereunto set my hand and official seal.


                                           /s/ Laura Gallup
                                           ------------------------
                                           Notary Public

My Commission Expires:

     9/4/97
------------------

STATE OF ILLINOIS          )
                           )  ss.
STATE OF COOK              )

         On this, the 15th day of October, 1993, before me, the undersigned Notary Public, personally appeared John W. Kravcik, know to me (or satisfactory proven) to be the person whose name is subscribed to the within instrument, and acknowledged that executed the same of for the purposes therein contained.

         IN WITNESS WHEREOF, I hereunto set my hand and official seal.

                                           /s/ Janis B. Noble
                                           ------------------------
                                           Notary Public

My Commission Expires:

    10/31/96
-------------------

STATE OF ARIZONA           )
                           )  ss.
COUNTY OF MARICOPA         )

         On this, the 16th day of October, 1993, before me, the undersigned Notary Public, personally appeared Mark S. Dickerson, know to me (or satisfactory proven) to be the person whose name is subscribed to the within instrument, and acknowledged that he executed the same of for the purposes therein contained.

         IN WITNESS WHEREOF, I hereunto set my hand and official seal.


                                           /s/ Laura Gallup
                                           ------------------------
                                           Notary Public

My Commission Expires:

     9/4/97
------------------

STATE OF ILLINOIS          )
                           )  ss.
STATE OF COOK              )

         On this, the 15 day of October, 1993, before me, the undersigned Notary Public, personally appeared John W. Kravcik, know to me (or satisfactory proven) to be the person whose name is subscribed to the within instrument, and acknowledged that he executed the same of for the purposes therein contained.

         IN WITNESS THEREOF, I -hereunto -set -my -hand and official; seal.


                                           /s/ Janis B. Noble
                                           ------------------------
                                           Notary Public

Commission Expires:

  10/31/96
-------------------

                                                                       Exhibit A


                          AGREEMENT AND PLAN OF MERGER

     Agreement and Plan of Merger, dated as of October 15, 1993, between Electrodynamics, Inc., an Arizona corporation (the "Surviving Corporation") and Minelco, Inc., a Delaware corporation (the "Disappearing Corporation") (the Disappearing Corporation and the Surviving Corporation hereinafter sometimes collectively referred to as the "Constituent Corporations").

                                 R E C I T A L S

     WHEREAS. each of the Surviving Corporation and the Disappearing Corporation is a wholly-owned subsidiary of Talley Industries, Inc. ("Talley") which owns 100% of the capital stock of each such corporation; and

     WHEREAS, Talley, the Surviving Corporation and the Disappearing Corporation have determined that it is in the best interest of all of such corporations that the organizational structure of these wholly-owned subsidiaries of Talley be restructured and simplified; and

     WHEREAS, the Surviving Corporation and the Disappearing Corporation wish to provide for the terms and conditions upon which a merger of the Disappearing Corporation with and into the Surviving Corporation would be consummated;

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants, provisions and agreements herein contained, and other good and lawful consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto have adopted a Plan of Merger as follows:

                                   ARTICLE I

                                   THE MERGER

     1.1. At the Effective Time as defined in Section 4.1 hereof, the Disappearing Corporation shall be merged with and into the surviving Corporation, which shall be the surviving corporation (the "Merger"). The corporate existence of the Surviving Corporation with all its purposes, powers, and objects shall continue unaffected and unimpaired by the Merger. The Surviving Corporation shall, from and after the Effective Time, possess all of the rights, privileges, powers and franchises of a public, as well as a private, nature and be subject to and liable for all the restrictions, disabilities, debts, liabilities, obligations, penalties and duties of each of the Constituent Corporations; and all and singular, the rights, privileges, powers, and franchises of each of the Constituent Corporations in all property, real, personal, and mixed, and all debts due either of the Constituent Corporations on whatever account, including stock subscriptions and other things in action and all or every other interest of or belonging to either of the Constituent Corporations shall be vested in the Surviving Corporation without further act or deed; and the title to any real estate, whether vested by deed or otherwise in either of the Constituent Corporations, shall not revert or be in any way impaired by reason of the Merger, and no liability or obligation due or to become due at the Effective Time or any claim or demand for any cause then existing or action or proceeding pending by or against either of the Constituent Corporations or any shareholder, officer or director thereof shall be released or impaired by the Merger; and all rights of creditors and liens upon property, of either of the Constituent Corporations, shall be preserved unimpaired, all in accordance with, and with the effect stated in the applicable provisions of the General Corporation Law of the State of Delaware ("DGCL") and the General Corporation Law of the State of Arizona ("AGCL"). The separate existence and corporate organization of the Disappearing Corporation shall cease upon the Effective Time, and thereupon the Disappearing Corporation and the Surviving Corporation shall be a single corporation -- to wit, the Surviving Corporation.

     1.2. If at any time after the Effective Time the Surviving Corporation shall consider or be advised that any further assignment, assurances in law, or any other things are necessary or desirable to vest, perfect, or confirm of record or otherwise in the Surviving Corporation the title to any property or right of the Disappearing Corporation acquired or to be acquired by reason of or as a result of the Merger, the Disappearing Corporation and its proper officers and directors, will, upon notice, execute and deliver such proper deeds, assignments, and assurances reasonably requested by the Surviving Corporation and do all things necessary or advisable to vest, perfect, or confirm title to such property or rights in the Surviving Corporation and otherwise to carry out the intent and purposes of this Agreement and the proper officers and directors of the Surviving Corporation are fully authorized in the name of this Disappearing Corporation or otherwise to take any and all such action.

                                   ARTICLE II

                       ARTICLES OF INCORPORATION; BY-LAWS;
                          BOARD OF DIRECTORS; OFFICERS

     2.1. The Articles of Incorporation of the Surviving Corporation as in effect at the Effective Time shall be the Articles of Incorporation of the Surviving Corporation until the same shall be amended as provided by law.

     2.2. The By-Laws of the Surviving Corporation as in effect at Effective Time shall be the By-Laws of the Surviving Corporation until the same shall hereafter be altered, amended, or repealed in accordance with law, the Articles of Incorporation of the Surviving Corporation, or said By-Laws.

     2.3. From and after the Effective Time the officers and directors of the Surviving Corporation immediately prior to the Effective Time shall serve in their respective capacities as the officers and directors of the Surviving Corporation, each to serve until his respective successor shall have been duly elected and qualified.

     2.4. The laws which are to govern the Surviving Corporation are the laws of the State of Arizona.

                                  ARTICLE III

                              CONVERSION OF SHARES

     3.1. At the Effective Time:

     (a) The Merger shall effect no change in any of the shares of the Surviving Corporation's capital stock and none of its shares shall be converted as a result of the Merger.

     (b) Each share of the Disappearing Corporation's capital stock issued and outstanding at the Effective Time shall by virtue of the Merger be cancelled and retired without any further action and no shares of stock or other securities of the Surviving Corporation or any other corporation shall be issuable with respect thereto.

                                   ARTICLE IV

                           pROCEDURE TO EFFECT MERGER

     4.1. Subject to the prior approval of the Merger by the sole stockholder of the Disappearing Corporation, the Constituent Corporations shall cause Articles of Merger (the "Articles of Merger") to be filed with the Secretary of State of Arizona as provided in the AGCL and this Plan of Merger to be filed with the Secretary of State of Delaware as provided in the DGCL. The Merger shall become effective at the time and the date as provided in the AGCL and DGCL. The date and time when the Merger shall become effective is herein referred to as the "Effective Time". Each of the Constituent Corporations hereby agrees to do promptly all of such acts, and to take promptly all such measures as may be appropriate to enable it to perform as early as practicable the covenants and agreements herein provided to be performed by it.

     4.2. This Agreement may be terminated by the mutual consent of the Boards of Directors of the Constituent Corporations whether before or after approval of this Agreement by Talley.

                                   ARTICLE V

                                  MISCELLANEOUS

     5.1. This Agreement may be executed in several counterparts each of which shall be deemed an original but all of which counterparts collectively shall constitute one instrument representing the agreement between the parties hereto.

     5.2. Except as otherwise provided in this Agreement, nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, firm or corporation, other than the parties hereto or their respective successors and assigns, any rights or remedies under or by reason of this Agreement.

     5.3. This Agreement and legal relations between the parties hereto shall be governed by and construed in accordance with the laws of the State of Arizona.

     5.4. Pursuant to Section 252(d) of the DGCL, the Surviving Corporation hereby irrevocably agrees that:

          (a) it may be served with process in the State of Delaware in any proceeding for the enforcement of any obligation of the Disappearing Corporation, as well as for any enforcement of any obligation of the Surviving Corporation arising from the Merger, including any suit or other proceeding to enforce the right of any shareholders as determined in appraisal proceedings pursuant to the provisions of Section 262 of the DGCL;

          (b) The Secretary of State of Delaware as its agent may accept service of process in any such suit or other proceedings; and

          (c) the Secretary of State should mail a copy of such process to the Surviving Corporation at the following address:

                       Talley Manufacturing and Technology, Inc.
                       2702 N. 44th Street
                       Phoenix, AZ 85008
                       Attention:  General Counsel

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement and Plan of Merger to be signed in its corporate name its duly authorized officers all of the date first above written..

ATTEST:                                                ELECTRODYNAMICS, INC.


/s/ Mark S. Dickerson                                  By:/s/ John W. Kravcik
------------------------------------                      -------------------
Secretary                                                 Title: President
                                                                 ----------



ATTEST:                                                MINELCO, INC.


/s/ Mark S. Dickerson                                  By:/s/ John W. Kravcik
------------------------------------                      -------------------
Secretary                                                 Title: President
                                                                 ----------

                                  MINELCO, INC.

                              SECRETARY CERTIFICATE


         The undersigned, being the Secretary of Minelco, Inc. ("Minelco"), hereby certifies that the sole shareholder of Minelco approved by written consent the Agreement and Plan of Merger, dated as of October 15, 1993, between Electrodynamics, Inc. and Minelco to which this Certificate is attached.




DATED:  October 15, 1993                          By: /s/ Mark S. Dickerson
        ----------------                              ---------------------
                                                      Secretary

                              ELECTRODYNAMICS, INC.

                              OFFICERS' CERTIFICATE


     The undersigned, being the President and Secretary of Electrodynamics, Inc., each hereby certifies that (i) no vote of the shareholders of Electrodynamics, Inc. was required for the Agreement and Plan of Merger, dated as of October 15, 1993, between Electrodynamics, Inc. and Minelco, Inc., to which this certificate is attached, because of the applicability of Section 10-073(c) of the Arizona Revised Statutes as of the date hereof; and (ii) the outstanding shares of Electrodynamics, Inc. were such as to render Section 10-073(C) of the Arizona Revised Statutes applicable.




DATED:  October 15, 1993                      By:/s/ John W. Kravcik
        -------------------                      -------------------
                                                 President


DATED:  October 15, 1993                      By: /s/ Mark S. Dickerson
        -------------------                      ----------------------
                                                 Secretary